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                                                                   EXHIBIT 10.20



                          STOCK SUBSCRIPTION AGREEMENT

        This Stock Subscription Agreement (this "Agreement") is made as of this 25th day of September, 1992, by and between Big 5 Corporation, a Delaware corporation (the "Company"), and Green Equity Investors, L.P., a Delaware limited partnership (the "Purchaser").

        WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of May 22, 1992 (the "Big 5 Agreement"), among Pacific Enterprises, a California corporation, Thrifty Corporation, a California corporation ("Thrifty"), and the Company's wholly-owned subsidiary, Big 5 Holdings, Inc. ("Holdings"), Holdings is acquiring (the "Acquisition"), as of the date of this Agreement by means of a direct purchase, all of the outstanding capital stock of United Merchandising Corp., a California corporation wholly-owned by Thrifty; and

        WHEREAS, in order to provide a portion of the funds required by Holdings to consummate the Acquisition, the Company desires to issue and sell to the Purchaser shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company's Series A 9% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Junior Preferred Stock") (collectively, the "Purchase Shares"); and

        WHEREAS, the Purchaser desires to acquire the Purchase Shares;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

        1. Purchase and Sale of Stock.

           (a) The Company is authorized to issue 6,000,000 shares of Common Stock and 500,000 shares of Preferred, of which 250,000 shares have been designated as Junior Preferred Stock. The Junior Preferred Stock has the rights, preferences and privileges, and is subject to the restrictions and limitations, set forth in the Certificate of Designation relating thereto, a copy of which is attached as Annex A hereto. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. Upon the issuance and purchase of the Purchase Shares pursuant hereto, such Purchase Shares shall be duly authorized, validly issued, fully paid and nonassessable.

           (b) Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and agrees to purchase, and the Company shall sell to the Purchaser, 3,130,080 shares of Common Stock and 131,186 shares of Junior Preferred Stock at a purchase price of $5.00 per share and $100.00 per share, respectively.

           (c) Subject to the terms and conditions of this Agreement, the Purchaser shall deliver to the Company, concurrently with the execution and delivery of this

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Agreement, the cash amount of Twenty-Eight Million Seven Hundred Sixty-Nine
Thousand and NO/100 Dollars ($28,769,000) for the Purchase Shares in the form of a wire transfer of same day federal funds to a bank account specified by the Company or by certified or bank cashier's check payable to the order of the Company.

           Promptly following the consummation of the transactions contemplated by the Big 5 Agreement and receipt of the consideration for the Purchase Shares, the Company will deliver to the Purchaser duly issued and authenticated certificates evidencing the Purchase Shares.

           The closing of the transaction contemplated by this Agreement is conditioned upon the consummation of the transactions contemplated by the Big 5 Agreement; and, if the transactions contemplated by the Big 5 Agreement are not consummated for any reason, then this Agreement shall be null and void and neither party hereto shall have any obligation to the other in respect hereof, except that the Company shall return to the Purchaser any purchase price for the Purchase Shares theretofore received by the Company.

        2. Purchase for Investment.

           (a) As used in this Agreement, the term "Stock" includes the Common Stock and the Junior Preferred Stock being acquired by the Purchaser pursuant to this Agreement, and all shares of capital stock of the Company issued as a result of any stock dividend on, or stock split or reclassification or conversion of, any such Purchase Shares, or issued with respect to any such Purchase Shares in connection with any merger or reorganization involving the Company.

           (b) The Purchaser represents and warrants to the Company that (i) all Stock purchased or otherwise acquired by it is being or will be acquired by it for its own account for investment, and (ii) it will not sell or otherwise dispose of any Stock except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and the terms of this Agreement.

           (c) The Purchaser agrees that prior to making any disposition of any Stock (other than a disposition to the Company or to a Related Transferee, as defined below), it will give written notice to the Company describing the manner of such proposed disposition. The Purchaser further agrees that it will not effect such proposed disposition until either (i) such Purchaser has provided to the Company an opinion of counsel satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws, or (ii) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected. The Company agrees that it will respond as promptly as reasonably practicable to any notice of sale given hereunder. The Company will use its best efforts to comply with any such applicable state securities laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.




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           (d) The Purchaser acknowledges that it is familiar with Rule 144, as amended, under the Act, and that it has been advised that Rule 144 permits, only under certain circumstances, the public resale of restricted securities such as the Stock, but that Rule 144 is not currently, and may not in the future become, available to permit public resales by it of any Stock. The Purchaser understands that, to the extent that Rule 144 is not available, it will be unable to sell any Stock without either registration under the Act or the existence of another exemption from such registration requirement. The Company has no obligation to the Purchaser to register any Stock except as expressly provided in Section 4 of this Agreement.

        3. Legend on Certificates. Each stock certificate of the Company issued to represent any Stock shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED THAT, EXCEPT AS OTHERWISE PROVIDED IN THE STOCK SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER , 1992 AMONG THE COMPANY, THE PURCHASER OF THESE SECURITIES AND GREEN EQUITY INVESTORS, L.P., AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of Stock represented thereby) shall also bear such legend, unless the restrictions contained in Section 2 of this Agreement are no longer effective and in the opinion of counsel for the Company the Stock represented thereby need no longer be subject to the restrictions contained in Sections 2 and 3 of this Agreement. The provisions of Sections 2, 3 and 4 of this Agreement shall be binding upon, and shall inure to the benefit of, the Purchaser and all subsequent holders of the Stock who acquired the same directly or indirectly from the Purchaser in a transaction or series of transactions not involving any




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public offering (collectively with the Purchaser, "Holders"). The Company agrees that it will not transfer on its books any certificate for the Stock in violation of the provisions of this Agreement.

        4. Registration Rights.

           (a) If the Company receives a request signed by one or more Holders that collectively hold at least 20% of the Common Stock then outstanding (all such persons making such request being hereinafter referred to in this Section 4 as the "Initiating Holders") stating that such Initiating Holders propose to sell or distribute publicly not less than 20% of the Common Stock then outstanding and that such Initiating Holders desire to have such Common Stock registered under the Act in connection with such proposed sale or distribution, the Company shall as soon as practicable use its best efforts to file an appropriate registration statement under the Act covering the Common Stock and the proposed sale or distribution referred to in such notice and to cause such registration to become effective under the Act as soon as practicable after the filing thereof. As promptly as practicable after receiving such request, the Company shall give written notice thereof to all Holders other than Initiating Holders and such other Holders shall, by notice to the Company given within fifteen (15) days after the giving of notice by the Company, be entitled to have any Common Stock which they then propose to sell or distribute publicly registered under such registration statement as if they were Initiating Holders. The Company may include in any such registration statement other shares of Common Stock. The Holders shall not be entitled to make a request pursuant to this subsection (a) on more than two occasions, provided that the registrations so requested are actually effected. With the exception of the initial registration of Common Stock pursuant to the Act, the Company shall not be required to effect a registration pursuant to this subsection (a) (other than on Form S-3 or a similar short form if then permitted) until a period of twelve months shall have elapsed from the effective date of the most recent previous registration which was not effected on Form S-3 or similar short form, unless in the case of a registration, notice of which shall have been given pursuant to subsection (b), any Holder shall have been prevented from including in such previous registration at least 50% of the Common Stock which such Holder requested to have included, in which case such period shall be six months. The right of the Initiating Holders to request a registration of Common Stock pursuant to this subsection (a) shall not apply to any Holder to whom the Company shall deliver an opinion of its counsel that all of the Common Stock which such Holder proposes to sell may lawfully be sold or distributed publicly without registration within a period of six months commencing on the date which is sixty days after the date of such Holder's registration request.

           (b) Subject to the provisions herein, if the Company at any time proposes to register any of its securities under the Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Common Stock for a public offering under the Act (other than registration on Form S-4 or Form S-8 or any successor form thereto), the Company shall give written notice of the proposed registration to each Holder at least 30 days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Common Stock be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company (any Holder giving the Company a notice requesting that Common Stock owned




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by it be included in such proposed registration being hereinafter referred to in this Section 4 as a "Registering Holder"); provided, however, that (i) if the registration is an underwritten primary registration on behalf of the Company and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which all Registering Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration ("Other Holders"), propose to include in such registration statement exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the shares which the Company proposes to sell and, second, the Common Stock proposed to be sold by such Registering Holders and Other Holders, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Registering Holders and Other Holders), and (ii) if the registration is an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate amount of securities which all Registering Holders and all Other Holders propose to include in such registration exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof), second, any securities to be sold for the account of the Company, and, third, the Common Stock of such Registering Holders and Other Holders electing to include (but not being entitled to demand inclusion of) securities in such registration, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of all such Registering Holders and Other Holders not entitled to demand inclusion of securities in such registration). Common Stock proposed to be registered and sold for the account of any Registering Holder shall be sold to prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and/or Other Holders demanding registration and the prospective underwriters. The Registering Holders shall be permitted to withdraw all or a part of the shares of Common Stock held by such Registering Holders which were to be included in such registration at any time prior to the effective date of such registration. The Company shall not be required to maintain the effectiveness of the registration statement for such registration beyond the earlier to occur of 120 days after the effective date thereof or consummation of the distribution by the Registering Holders included in such registration statement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Holder.

           (c) In connection with any registration of Common Stock under the Act pursuant to this Agreement, the Company will furnish each Holder whose Common Stock is registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as




                                      -5-
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may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the registration statement and to supply copies of a prospectus for a period beyond 120 days after the effective date of such registration statement and, at the end of such period, the Company may deregister any Common Stock covered by such registration statement and not then sold or distributed. In connection with any such registration of Common Stock, the Company will, at the request of the managing underwriters with respect thereto, use its best efforts to qualify such registered shares for sale under the securities laws of such states as is reasonably required to permit the distribution of such registered shares, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.

           (d) Notwithstanding any other provision of this Section 4, each Holder agrees that in the event of an underwritten public offering of Common Stock for the account of the Company, such Holder will not (and it shall be a condition to the rights of each Holder and the obligations of the Company under this Section 4 that such Holder does not) offer for public sale (other than as part of such underwritten public offering) any Common Stock during the 10 days prior to and such number of days (not in excess of 180) after the effective date of the registration statement in connection with such public offering as the underwriters and the Company may request in writing, without the consent of the underwriters.

           (e) All expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 4 shall be borne by the Company; however, each Holder shall pay (i) all costs and expenses of counsel for such Holder, if such counsel is not also counsel for the Company,
(ii) all underwriting discounts, commissions and expenses and all transfer taxes with respect to the Common Stock sold by such Holder, and (iii) all other expenses incurred by such Holder and incidental to the sale and delivery of the Common Stock to be sold by such Holder.

           (f) It shall be a condition of each Holder's rights hereunder to have Common Stock owned by such Holder registered that:

               (i) such Holder shall cooperate with the Company by supplying information and executing documents relating to such Holder or the securities of the Company owned by such Holder in connection with such registration;

               (ii) such Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of The National Association of Securities Dealers, Inc. or otherwise to effectuate the offering; and

               (iii) such Holder shall execute and deliver an agreement to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as




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           defined in the Act), and each person, if any, who controls the
           Company or such underwriter within the meaning of the Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Holder in writing in connection with such registration (and provided further that the foregoing indemnities shall be limited to the aggregate amount of proceeds received by such Holder pursuant to the sale of shares in such registration).

           (g) In the event of any registration under the Act of any Common Stock pursuant to this Section 4, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such Common Stock against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Holder may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed, but not with respect to information furnished by such Holder in writing in connection with such registration.

        5. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail, return receipt requested, or when delivered personally or sent by facsimile transmission (if a confirmation of transmission is retained) as follows:

           (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Purchaser;

           (b) if to the Purchaser at its address at the time of the giving of such notice, or at such other place as the Purchaser shall have designated by notice as herein provided to the Company; and

           (c) if to any other Holder, at such Holder's last address appearing in the Company's stock transfer records.

        6. Specific Performance. Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party hereto, the other party shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.




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        7. Miscellaneous.

           (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Purchaser. Anything in this Agreement to the contrary notwithstanding (and without limiting the rights of the owners of all of the then outstanding Stock acquired hereunder to amend, modify or terminate this Agreement), any modification or amendment of this Agreement by a written agreement signed by, or binding upon, the Purchaser shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Holders hereunder) in respect of the Stock originally acquired by the Purchaser.

           (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, a Purchaser shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Holders hereunder) in respect of the Stock originally acquired by the Purchaser.

           (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns; provided, however, that (i) nothing contained herein shall be construed as granting to the Purchaser the right to transfer any of its Stock except in accordance with this Agreement, and (ii) the Purchaser shall no longer be deemed a Purchaser or Holder hereunder after it ceases to own any Stock.

           (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

           (e) Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

           (f) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

           (g) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

           (h) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.




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           (i) This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.






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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                       BIG 5 CORPORATION, a Delaware corporation



                                       By: _____________________________________
                                       Its: ____________________________________


                                       GREEN EQUITY INVESTORS, L.P.



                                       By: _____________________________________
                                       Its: ____________________________________





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